Exhibit 5

March 25, 2009

The Money Tree Inc.

114 South Broad Street

Bainbridge, GA 39817

Re:	Registration Statement on Form S-1 of $35,000,000 in principal amount of Subordinated Demand Notes

Ladies and Gentlemen:

We have acted as counsel to The Money Tree Inc., a Georgia corporation (the “Company”), in connection with a Registration Statement on Form S-1 (the “Registration Statement”) that the Company filed with the Securities and Exchange Commission on March 4, 2009 under the Securities Act of 1933, as amended (the “Securities Act”), and all amendments thereto. The Registration Statement relates to the offering and sale from time to time of up to $35,000,000 of the Company’s Subordinated Demand Notes (the “Demand Notes”). All capitalized terms which are defined in the Registration Statement shall have the same meanings when used herein, unless otherwise specified.

The Demand Notes are to be issued under an indenture, dated as of April 27, 2005, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as filed as Exhibit 4.1 to the Registration Statement (as supplemented, from time to time, the “Indenture”). We have assumed that (a) the execution and delivery of, and the performance of all obligations under the Indenture have been duly authorized by the Trustee, and (b) the Indenture was duly executed and delivered by, and is a valid and binding agreement of, the Trustee, enforceable against the Trustee in accordance with its terms.

In connection herewith, we have examined:

(a)	the Registration Statement, including the Indenture and the other exhibits thereto (collectively, the “Registration Documents”);

(b)	the Company’s Certificate of Existence issued by the State of Georgia’s Secretary of State dated February 24, 2009; and

(c)	a unanimous written consent action of the Company’s Board of Directors dated February 25, 2009, approving the filing of the Registration Statement of the Demand Notes, approving the issuance and sale of the Demand Notes, and authorizing the executive officers of the Company to take any required actions in connection with the Demand Notes.

The Money Tree Inc.

March 25, 2009

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the Registration Documents and the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the Registration Documents and certificates and statements of appropriate representatives of the Company.

In connection herewith, we have assumed that, other than with respect to the Company, all of the Registration Documents referred to in this opinion letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such Registration Documents, all of the signatories to such Registration Documents have been duly authorized, and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such Registration Documents.

Based on the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations, and exceptions set forth herein, we are of the opinion that, when the Registration Statement, as it may be amended, has become effective under the Securities Act (the “Effective Date”) and any applicable state securities or Blue Sky laws have been complied with, the Demand Notes to be issued pursuant to the Registration Documents will be duly authorized for issuance, and upon the issuance and delivery of the Demand Notes and the receipt by the Company of all consideration therefor in accordance with the terms of the Registration Documents, the Demand Notes will be legal, valid and binding obligations of the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

(a) Wherever this opinion letter refers to matters “known to us,” or “to our knowledge,” or words of similar import, such reference means that, during the course of our representation of the Company with respect to the Registration Statement, we have requested information of the Company concerning the matter referred to and no information has come to the attention of (either as a result of such request for information or otherwise) the attorneys of our Firm currently devoting substantive attention or a material amount of time thereto, which has given us actual knowledge of the existence (or absence) of facts to the contrary. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such

The Money Tree Inc.

March 25, 2009

matters, and no inference should be drawn to the contrary from the fact of our representation of the Company.

(b) Our opinions herein reflect only the application of applicable laws of the State of Georgia and the Federal laws of the United States of America. We express no opinion as to the laws of any other jurisdiction. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in factual matters, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

(c) Our opinions contained herein may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

We do not render any opinions except as set forth above. This opinion letter is being delivered by us solely for your benefit in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. By your acceptance of this opinion letter, you agree that it may not be relied upon, circulated, quoted or otherwise referred to for any other purpose without our prior written consent in each instance.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ BRYAN CAVE LLP